                                    BYLAWS

                                      OF

                          GTE SOUTHWEST INCORPORATED


                         INCORPORATED UNDER THE LAWS OF

                              THE STATE OF DELAWARE

                                     (1926)




Adopted: March 29, 1939
Amended: January 25, 1950
         June 4, 1953
         May 24, 1965
         August 20, 1971
         February 20, 1976
         March 25, 1981
         January 27, 1982
         May 26, 1982
         May 27, 1987
         November 13, 1993
         November 15, 1995

                           GTE SOUTHWEST INCORPORATED

                               TABLES OF CONTENTS


                                                                            PAGE

                                   ARTICLE I.

                               DEFINITIONS, ETC.


Section  1.     Definitions, Etc...............................................1

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

Section  2.     Annual Meeting.................................................1
Section  3.     Special Meetings...............................................2
Section  4.     Place of Meetings..............................................2
Section  5.     Notice of Meetings.............................................2
Section  6.     Quorum.........................................................2
Section  7.     Organization...................................................3
Section  8.     Voting.........................................................3
Section  9.     List of Stockholders...........................................4
Section 10.     Consent of Stockholders in Lieu of Meeting.....................4

                                 ARTICLE III.

                              BOARD OF DIRECTORS

Section 11.     General Powers.................................................4
Section 12.     Number, Election and Term of Office............................4
Section 13.     Meetings.......................................................5
Section 14.     Place of Meetings..............................................5
Section 15.     Notice of Meetings.............................................5
Section 16.     Quorum and Manner of Acting....................................6
Section 17.     Organization...................................................6
Section 18.     Resignations...................................................6
Section 19.     Removal of Directors...........................................6
Section 20.     Vacancies......................................................6
Section 21.     Fees...........................................................7
Section 22.     Committees.....................................................7

                                  ARTICLE IV.

                                   OFFICERS

Section 23.     Election, Term of Office and Qualifications....................7
Section 24.     Other Officers.................................................8
Section 25.     Removal........................................................8
Section 26.     Resignations...................................................8
Section 27.     Vacancies......................................................8
Section 28.     President......................................................8
Section 29.     Vice Presidents................................................9
Section 30.     Secretary......................................................9
Section 31.     Assistant Secretaries.........................................10
Section 32.     Treasurer.....................................................10
Section 33.     Assistant Treasurers..........................................10
Section 34.     Controller....................................................10
Section 35.     Assistant Controllers.........................................11
Section 36.     Salaries......................................................12

                                  ARTICLE V.

                        EXECUTION OF INSTRUMENTS, ETC.

Section 37.     Contracts, etc., How Executed.................................12
Section 38.     Loans.........................................................12
Section 39.     Deposits......................................................12
Section 40.     Checks, Drafts, etc...........................................12
Section 41.     Sale or Transfer of Property..................................13

                                  ARTICLE VI.

                       SHARES AND THEIR TRANSFER:  BOOKS

Section 42.     Certificates of Stock.........................................13
Section 43.     Transfer of Shares............................................13
Section 44.     Closing of Transfer Books.....................................13
Section 45.     Lost and Destroyed Certificates...............................14
Section 46.     Regulations...................................................14
Section 47.     Place of Keeping Books and Records............................14

                                 ARTICLE VII.

                                    NOTICE

Section 48.     Waiver of Notice..............................................14

                                 ARTICLE VIII.

                                 MISCELLANEOUS

Section 49.     Fiscal Year...................................................15
Section 50.     Seal..........................................................15
Section 51.     Offices.......................................................15
Section 52.     Indemnification...............................................15

                                  ARTICLE IX.

Section 53.     Amendments....................................................15

                           GTE SOUTHWEST INCORPORATED


                                ---------------

                                     BYLAWS


                                   ARTICLE I.

                                DEFINITIONS, ETC.

         Section 1.  Definitions. In these Bylaws, and for all purposes hereof,
                     -----------
unless there is something in the subject or context inconsistent therewith:

                  (a) "Charter" shall mean the Certificate of Incorporation of the Corporation as from time to time amended.

                  (b) "Board" shall mean the Board of Directors of the Corporation.

                  (c) Whenever reference is made to a stockholder or stockholders attending or being present at a meeting, such reference shall be deemed to include a stockholder or stockholders present or attending in person or by proxy appointed by instrument in writing and subscribed by such stockholder or stockholders or by his or their attorney or attorneys thereunto authorized; and, whenever reference is made to voting or other action by any stockholder at or in connection with any such meeting, such reference shall be deemed to include voting or taking such action in person or by such proxy. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                  (d) All references herein to Articles and Sections are to the corresponding Articles and Sections of these Bylaws; and the words "herein," "hereof," "hereby" and "hereunder" and other equivalent words, refer to these Bylaws and not to any particular subdivision hereof.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

         Section 2.  Annual Meeting. The annual meeting of stockholders for the
                     --------------
election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the fourth Wednesday in April in each year, at 9 a.m., Local Time, but if such Wednesday is a legal holiday under the laws of the state where such meeting is held, then at the same hour on the next succeeding day not a holiday under the laws of said state. If the election of directors shall not be held on the day designated herein therefor, the Board shall cause the election to be held as soon thereafter as is convenient.

         Section 3.  Special Meetings. A special meeting of stockholders may be
                     ----------------
called at any time by the President or by resolution of the Board or by any two directors or a stockholder or stockholders holding of record at least 10 percent of the total number of shares of capital stock of the Corporation at the time outstanding and entitled to vote at such meeting.

         Section 4.  Place of Meetings. All meetings of the stockholders shall
                     -----------------
be held at the principal office of the Corporation in the State of Delaware, or at such other place within or without the State of Delaware as may from time to time be fixed by the Board or as may be designated in the respective notices thereof or in the respective waivers of notice thereof and consents thereto signed by all of the stockholders; provided, however, that the place of meeting for the election of directors shall not be changed within 60 days prior to the day on which the election is to be held and, at least 20 days before the election is held, a notice of any change of such place of meeting shall be given to each stockholder in person or by letter mailed to his last known post office address.

         Section 5.  Notice of Meetings. Notice of each meeting of stockholders
                     ------------------
shall be given to each stockholder entitled to vote at such meeting, in the manner provided by law, or may be given by mailing a written or printed notice of such meeting to each such stockholder, or by delivering such notice to him personally, at least 15 days before the day on which the meeting is to be held, unless some other period shall be required by statute, and if mailed, such notice shall be enclosed in a postage prepaid envelope, addressed to each such stockholder at his post office address as it appears on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which event it shall be directed to the address so designated in such request. Failure to give notice of any annual meeting or any irregularity in any notice thereof shall not affect the validity of such annual meeting or of any proceedings at such meeting. Except as otherwise expressly required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the purposes thereof. No notice of any adjourned meeting of stockholders need be given, unless expressly required by statute.

         Section 6.  Quorum. Except as otherwise provided by statute or by the
                     ------
Charter, at each meeting of stockholders, the holders of a majority in number of the issued and outstanding shares of the Corporation having voting power, shall be present to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Shares of its own capital stock belonging to the Corporation shall not be deemed issued and outstanding shares for the purpose of determining the presence of a quorum at any meeting of stockholders.

         Section 7.  Organization. At every meeting of the stockholders, a
                     ------------
Chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall act as Chairman. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the absence at any such meeting of the Secretary, the chairman of such meeting shall appoint an Assistant Secretary, or, if none is present, some other person to act as secretary of the meeting.

         Section 8.  Voting. Subject to the provisions of the Charter, at every
                     ------
meeting of stockholders, each holder of record of stock present shall, in respect of all questions upon which such stock shall have voting power, be entitled to one vote for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation

         (a) at the close of business on the record date fixed as provided in
         Section 44, or

         (b) if no such record date shall have been fixed, then at the date and time of the meeting as fixed in the notice or waiver of notice pursuant to which such meeting is held.

         Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as hereinafter in Section 44 provided, no share of stock shall be voted at any election for directors, which shall have been transferred on the books of the Corporation within 20 days prior to such election of directors.

         Voting shall be by ballot whenever expressly required by statute and whenever any qualified voter shall demand that any vote be by ballot. Each ballot shall be signed by the stockholder voting, and shall state the number of shares voted thereby.

         Shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

         Except as otherwise provided by law or by the Charter or by Sections 12, 19 and 20, all matters which shall properly come before any meeting of stockholders shall be decided by the affirmative vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee and his proxy may represent said stock and vote thereon.

         Section 9.  List of Stockholders. It shall be the duty of the Secretary
                     --------------------
or other officer who shall have charge of the stock ledger to prepare and make, at least ten days before every election of directors, a complete list of stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open for said ten days at the place where said election is to be held, to the examination of any stockholder, and shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such list at any election they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote at such election.

         Section 10. Consent of Stockholders in Lieu of Meeting. Unless
                     ------------------------------------------
otherwise provided in the Charter, any action required by Article II to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

         Section 11. General Powers. The business of the Corporation, except as
                     --------------
otherwise expressly provided by law or by the Charter, shall be managed by the Board.

         Section 12. Number, Election and Term of Office. A Board of not less
                     -----------------------------------
than three directors shall be elected by a plurality of the votes at the annual meeting of stockholders and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his death, earlier resignation, disqualification or removal. The number of directors shall be fixed at each annual meeting of stockholders at which a Board is elected, but the number so fixed may be increased within the limit, if any, prescribed by the Charter, or may be diminished to not less than three at any special meeting of stockholders called for the purpose. Directors need not be stockholders.

         Any officer of the Corporation or of any subsidiary or affiliate who may be elected as a director of the Corporation shall automatically cease to be a director of the Corporation upon his retirement or termination of his employment for any reason as an officer of the Corporation or such subsidiary or affiliate.

         Section 13. Meetings. The first regular meeting of each Board after the
                     --------
meeting of the stockholders at which such Board shall have been elected, may be held at such time and place as may be designated by the President or by the Secretary or by an Assistant Secretary of the Corporation, for the purpose of organization and the election of officers, and for the transaction of such other business as may be required by law or by these Bylaws or designated by the Board. In case the President or the Secretary or an Assistant Secretary shall fail to call such meeting, it may be called by any director and shall be held at the principal office of the Corporation or such place as directed by the President or the Secretary or an Assistant Secretary.

         The Board by resolution may provide for the holding of other regular meetings and may fix the time and place of holding such meetings.

         Special meetings shall be held whenever called by the President, a Vice President or the Secretary or any Assistant Secretary or by any two directors.

         As provided by the Delaware Corporation laws, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or Committees, as the case may be, consent thereto in writing, and the writings are filed with the minutes of the proceedings of the Board or Committee.

         Members of the Board of Directors of this Corporation or any Committee designated by this Board may participate in a meeting of the Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 14. Place of Meetings. The Board may hold its meetings at such
                     -----------------
place or places, within or without the State of Delaware, as the Board from time to time may determine, or as may be designated in waivers of notice thereof signed by all the directors; except that the first meeting of each Board shall be held as provided in Section 13.

         Section 15. Notice of Meetings. Notice need not be given of any regular
                     ------------------
meeting of the Board, except the first regular meeting if the time and place of holding such regular meeting is specified in a resolution of the Board adopted and incorporated in the minutes of a meeting of the Board at least 20 days prior to the holding of such regular meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings of the Board, to each director who was absent from the meeting at which such resolution was adopted. Except as otherwise required by law, notice of the time and place of each other meeting of the Board, including the first regular meeting, shall be mailed to each director, postage prepaid addressed to him at his residence or usual place of business, or at such other address as he may have designated in a written request filed with the Secretary, at least two days before the day on which the meeting is to be held, or shall be sent to him at such address by telegram or cablegram or given personally or by telephone, at least 24 hours before the time at which such meeting is to be held. Notice of a meeting of the Board need not state the purposes thereof, except as otherwise required by law or by Section 53 expressly provided.

         Section 16. Quorum and Manner of Acting. One-third of the total number
                     ---------------------------
of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business thereat, and (except as otherwise provided by statute or in the Charter or in Sections 20, 25 and 53) the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn the meeting from time to time to a day certain. No notice of an adjourned meeting need be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

         Section 17. Organization. At every meeting of the Board, a Chairman
                     ------------
chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the meetings of the Board. In the absence of the Secretary at any meeting of the Board, the Chairman of such meeting shall appoint an Assistant Secretary, or, if none is present, some other person to act as Secretary of the meeting.

         Section 18. Resignations. Any director may resign at any time by giving
                     ------------
written notice to the President or to the Secretary of the Corporation or to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 19. Removal of Directors. Any director may be removed, either
                     --------------------
with or without cause, at any time, by the affirmative vote of the holders of a majority in interest of the outstanding stock of the Corporation having voting power for the election of directors, at a special meeting of the stockholders called for that purpose.

         Section 20. Vacancies. Except as otherwise provided by statute or by
                     ---------
the Charter, any vacancy in the Board arising at any time from any cause, including the failure of the stockholders to elect a full Board or an increase in the number of directors, may be filled by the vote of a majority of the directors remaining in office; or any such vacancy may be filled by the stockholders entitled to vote for the election of directors at the next annual meeting held or at the special meeting of stockholders at which such vacancy was created, or at a special meeting of stockholders called for the purpose of filling such vacancy. The directors so appointed or elected shall hold office until the next annual election and until their successors have been duly elected and qualified.

         Section 21. Fees. Unless otherwise provided in the Charter, the Board
                     ----
shall have the authority to fix the compensation of directors for services in any capacity. Directors may also be entitled by resolution of the Board to be reimbursed for expenses incurred in attending meetings of the Board. Nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for such service.

         Section 22. Committees. The Board of Directors may, by resolution
                     ----------
passed by a majority of the whole Board, designate one or more committees, whose quorum is one-third of the membership of the committee, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

                                   ARTICLE IV.

                                    OFFICERS

         Section 23. Election, Term of Office and Qualifications. The Board
                     -------------------------------------------
shall choose annually (who need not be members of the Board of Directors) the President of the Corporation, a Secretary, a Treasurer and a Controller and may also elect one or more Vice Presidents and any other officers. Each of such officers shall hold office until the next annual election and until his successor is chosen and qualified. Any two of said offices except those of President and Vice President may be held, and the duties thereof may be performed, by one person, except that no person holding the office of President shall hold the office of Treasurer. No person may hold more than two of said offices. No instrument required to be signed by more than one officer shall be signed by the same individual in more than one capacity.

         Section 24. Other Officers. The Board may elect such officers or agents
                     --------------
as the Board may deem necessary or advisable, including one or more Assistant Secretaries and one or more Assistant Treasurers, and one or more Assistant Controllers, each of whom shall hold office for such period, having such powers and perform such duties as are provided in these Bylaws or as the

Board may from time to time determine. Any such officer, if required to do so by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety and sureties as the Board shall require.

         Section 25. Removal. Any officer may be removed, either with or without
                     -------
cause, at any time, by resolution adopted by a majority of the whole Board, at any meeting of the Board, or by any officer upon whom such power of removal has been conferred by resolution adopted by a majority of the whole Board.

         Section 26. Resignations. Any officer may resign at any time by giving
                     ------------
written notice to the President or to the Secretary or to the Board. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 27. Vacancies. A vacancy in any office arising from any cause
                     ---------
shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election to such office.

         Section 28. President. The President shall be the chief executive
                     ---------
officer of the Corporation and shall have general supervision of the business of the Corporation, and over its several officers, subject, however, to the control of the Board. The President, when present, shall preside at all meetings of the stockholders. He may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and, in general shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

         He may, unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock.

         He shall, whenever it may in his opinion be necessary, prescribe the duties of officers and employees of the Corporation whose duties are not otherwise defined.

         Section 29. Vice Presidents. At the request of the President, or in his
                     ---------------
absence or disability, any Vice President available to act, shall perform all the duties of the President, and, when so acting, shall have all the powers of the President. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; may, in the absence of the President or in case of the failure of the President to appoint a substitute or proxy as provided in Section 28 unless otherwise directed by the Board, attend in person or by substitute or proxy appointed by him and act and vote in behalf of the Corporation at all meetings of the stockholders of any corporation in which this Corporation holds stock; and shall perform such other duties as from time to time may be assigned to him by the Board or by the President.

         If at any time there is more than one Vice President, the order of rank of such Vice

Presidents shall be as determined by the Board, or, in the absence of such determination, shall be the order in which such Vice Presidents were elected as such.

         Section 30. Secretary.  The Secretary shall
                     ---------

                  (a) keep the minutes of all meetings of the stockholders and of the Board, in books to be kept for the purpose;

                  (b) see that all notices are duly given in accordance with these Bylaws or as required by law;

                  (c) be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers and documents whose execution in behalf of the Corporation under its seal is required by law or duly authorized in accordance with these Bylaws;

                  (d) have charge of and keep or cause to be properly kept and filed the stock books of the Corporation as provided in Section 43 and all other books, reports, statements, certificates and all other documents and records required by law;

                  (e) perform the duties defined in Section 9;

                  (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

         Section 31. Assistant Secretaries. At the request of the Secretary, or
                     ---------------------
in his absence or disability, an Assistant Secretary designated by the Secretary or by the President or by the Board shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Secretary or by the President or by the Board.

         Section 32.  Treasurer.  The Treasurer, if required by the Board,
                      ---------
shall give a bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. The Treasurer shall

                  (a) have charge of and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company, in such banks, trust companies, or safe deposit vaults as the Board may direct;

                  (b) have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the Company shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board;

                  (c) have charge of the safe keeping of all stocks, bonds, mortgages, and other securities belonging to the Company, but such stocks, bonds, mortgages, and other securities shall be deposited for safe keeping in a safe deposit vault to be approved by the Board, in a box or boxes, access to which shall be had as may be provided by the resolution of the Board;

                  (d) sign checks, drafts, and other papers providing for the payment of money by the Company for approved purposes in the usual course of business, and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him by the President or by the Board.

         Section 33. Assistant Treasurers. Each Assistant Treasurer, if required
                     --------------------
so to do by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer designated by the Treasurer or by the President or by the Board shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Treasurer or by the President or by the Board.

         Section 34. Controller. The Controller shall be the principal
                     ----------
accounting officer of the Corporation. The Controller, if required by the Board, shall give bond for the faithful discharge of his duty, in such form and with such surety or sureties as the Board shall require. The Controller shall

                  (a) keep or cause to be kept full and complete books of accounts of all operations of the Corporation and of its assets and liabilities;

                  (b) exhibit at all reasonable times his books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

                  (c) render reports of the operations and business and of the conditions of the finances of the Corporation at all regular meetings of the Board, if called upon to do so, and at such other times as may be requested by the Board or by any director, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

                  (d) have general supervision over all books and accounts of the Company relating to receipts and disbursements, except those records provided to be kept by the Secretary; shall arrange the form of all vouchers, accounts, reports and returns required by the various departments, shall examine the accounts of all officers and employees from time to time and as often as practicable, and shall see that proper returns are made of all receipts from all sources, and that correct vouchers are turned over to him for all disbursements for any purpose. At such times in each month as may be found practicable all bills for the previous month, properly made in detail and certified, shall be submitted to him, and he shall audit and approve the same, if found satisfactory and correct, but he shall not approve any voucher unless it has been previously certified to by the head of the Department in which the expenditure originated, nor unless satisfied of its propriety and correctness;

                  (e) have full access to all contracts, correspondence, and all other papers and records of the company relating to its business matters, shall have the custody of its account books and other papers relating to the accounts of the company, except such as in the practicable business operations of the company shall naturally belong in the custody of the Secretary or shall be placed in the custody of the Secretary by the President or by the Board;

                  (f) in general, perform all the duties incident to the office of Controller, and such other duties as from time to time may be assigned to him by the President or by the Board.

         Section 35. Assistant Controller. Each Assistant Controller, if
                     --------------------
required the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety or sureties as the Board shall require. At the request of the Controller, or in his absence or disability, any Assistant Controller designated by the Controller or by the President or by the Board shall perform all the duties of the Controller, and, when so acting shall have all the powers of the Controller. Each Assistant Controller shall perform such other duties as from time to time may be assigned to him by the Controller or by the President or by the Board.

         Section 36. Salaries. The salaries of the officers shall be fixed from
                     ---------
time to time by the Board, and no officer shall be precluded from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V.

                         EXECUTION OF INSTRUMENTS, ETC.

         Section 37. Contracts, etc., How Executed. The Board, subject to the
                     -----------------------------
provisions of Section 23 and 42, may authorize any officer or officers, agent or agents to enter into any contract or to execute and deliver any instrument in the name of and in behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 38. Loans. No loans shall be contracted in behalf of the
                     -----
Corporation unless authorized by the Board, subject in every case to the restrictions in the Charter. When such authorization has been given by the Board, any officer or agent of the Corporation thereunto authorized may effect loans and advances at any time for the Corporation from any institution, firm or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation and, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may (subject to such authorization) pledge, hypothecate or transfer any and all stocks, securities and other property at any time owned by the Corporation and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

         Section 39. Deposits. Funds of the Corporation may be deposited from
                     --------
time to time to the credit of the Corporation with such depositaries as may be selected by the Board or by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board.

         Section 40. Checks, Drafts, etc. All checks, drafts or other orders for
                     -------------------
the payment of money, notes acceptances, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board. Unless otherwise provided by resolution of the Board, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board, or may be made by hand-stamped impression in the name of the Corporation.

         Section 41. Sale or Transfer of Property. Stock certificates, bonds or
                     ----------------------------
other securities held or owned by the Corporation may, subject in every case to the restrictions in the Charter, be sold, transferred or otherwise disposed of pursuant to authorization by the Board, and in any such event, the stock certificates, registered bonds or other securities, deeds and transfers of real estate and other personal property so authorized to be sold, transferred or otherwise disposed of may be assigned or transferred from the name of the Corporation by the signature of the President or any Vice President.

                                   ARTICLE VI.

                        SHARES AND THEIR TRANSFER: BOOKS

         Section 42. Certificates of Stock. Certificates for shares of stock of
                     ---------------------
the Corporation of whatever class shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board. They shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that where such Certificate is countersigned by a transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of the President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles.

         Section 43. Transfer of Shares. Transfer of shares of the stock of the
                     ------------------
Corporation shall be made on the stock books of the Corporation by the holder of record of such shares or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares, but no shares shall be transferred until all previous calls thereon shall have been fully paid in. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

         Section 44. Closing of Transfer Books. The Board shall have power to
                     -------------------------
close the stock transfer books for a period not more than 40 days before the date of any stockholders' meeting or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not more than 30 days in connection with obtaining the consent of stockholders for any purpose; or the Board may in its discretion fix in advance a date, not more than 40 days before the date of any stockholders' meeting or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive such dividend or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of and to receive such dividend or rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 45. Lost and Destroyed Certificates. The holder of record of
                     -------------------------------
any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same, if required to do so by the Board, in such manner as the Board may require and furnish a bond, if required to do so by the Board, in form and with one or more sureties satisfactory to the Board and to the Transfer Agent and/or Registrar, if any, in such sum as the Board may direct, sufficient to indemnify the Corporation and the Transfer Agent and/or Registrar, if any, against any claim that may be made against them, or any of them, on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed. The Board may delegate to any officer authority to administer the provisions of this section.

         Section 46. Regulations. The Board may make such rules and regulations
                     -----------
as it may deem expedient concerning the issuance, transfer and registration of certificates of stock. It may appoint one or more transfer agents or registrars of transfer or both, and may require all certificates of stock to bear the signature of either or both.

         Section 47. Place of Keeping Books and Records. Insofar as permitted by
                     ----------------------------------
law, the stock ledgers, books and other records of the Corporation may, at the option of the officer or officers in charge of the same, be kept at any office of the Corporation within or without the State of Delaware, unless otherwise directed by the Board.

                                 ARTICLE VII.

                                    NOTICE

         Section 48. Waiver of Notice. No notice of the time, place or purpose
                     ----------------
of any meeting of stockholders or directors, or any publication thereof, whether prescribed by law, by the Charter, or by these Bylaws, need be given to any person who attends such meetings, or who, in writing, executed either before or after the holding thereof, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

         Section 49. Fiscal Year. The fiscal year of the Corporation shall be
                     -----------
the calendar year.

         Section 50. Seal. The corporate seal shall be a device containing the
                     ----
name of the Corporation, and the word "Delaware." The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

         Section 51. Offices. The Corporation shall have an office at such place
                     -------
in the State of Delaware, and may have one or more other offices at such place or places within or without the State of Delaware as the Board shall from time to time determine.

         Section 52. Indemnification. The Corporation shall indemnify its
                     ---------------
officers, directors, employees and agents, and shall advance expenses (including attorneys' fees) incurred by any such person in defending any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such advancements if it shall ultimately be determined that such person is not entitled to indemnification, to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

                                  ARTICLE IX.

                                  AMENDMENTS

         Section 53. Amendments. The power to make and alter the Bylaws of the
                     ----------
Corporation having been conferred upon the directors by the Charter, these Bylaws may be altered or repealed by the directors or stockholders as provided by law. Such alteration or repeal by the stockholders may be effected at any annual meeting, or at any special meeting if notice of the proposed alteration or repeal is included in the notice of such special meeting; and such alteration or repeal by the Board may be effected by the affirmative vote of a majority of the whole Board given at any meeting, the notice whereof mentions such alteration or repeal as one of the purposes of such meeting, or by unanimous written consent. The time and place for the election of directors shall not be changed within 60 days prior to the day on which the election is to be held and notice of any change of such time or place shall be given each stockholder at least 20 days before the election is held, in person or by letter mailed to his last known post office address.